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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 11, 2003, in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-107709) and related Prospectus of Wackenhut Corrections Corporation for the registration of $150,000,000 of 8 1/4% Senior Notes due 2013.

                                                 /s/ ERNST & YOUNG LLP

West Palm Beach, Florida
November 10, 2003